EXHIBIT 32.1

STATEMENT PURSUANT TO 18 U.S.C.  sec. 1350

In connection with the Annual Report on Form 10-KSB of Clinical Data, Inc.(the "Company") for the year ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Israel M. Stein MD, Chairman of the Board, Chief Executive Officer and President of the Company, and Mark D. Shooman, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of such year.
/s/ Israel M. Stein MD
Date: June 24, 2005	Israel M. Stein MD Chief Executive Officer, President
/s/ Mark D. Shooman
Date: June 24, 2005	Mark D. Shooman Senior Vice President & Chief Financial Officer